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                                                                    Exhibit 23.3


               Consent of Independent Certified Public Accountants

We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 and related Prospectus of Intermedia Communications Inc. for the registration of 2,549,381 shares of Common Stock, and to the incorporation by reference therein of our report dated February 24, 1997, with respect to the consolidated financial statements of DIGEX, Incorporated included in its Annual Report (Form 10-KSB) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.



                                      -----------------------------------------
                                      /s/ Ernst & Young LLP


Baltimore, Maryland
February 9, 1998